SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            MS STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                  13-4026700
(State of Incorporation or Organization)               (I.R.S. Employer
                                                      Identification no.)
             1585 Broadway
              New York, NY                                  10036
(Address of Principal Executive Offices)                  (Zip Code)

     If this form relates to the                If this form relates to the
     registration of a class of                 registration of a class of
     securities pursuant to Section             securities pursuant to Section
     12(b) of the Exchange Act and              12(g) of the Exchange Act and
     is effective pursuant to                   is effective pursuant to
     General Instruction A.(c),                 General Instruction A.(d),
     please check the following                 please check the following
     box. |X|                                   box. |_|

Securities Act registration statement file number to which this form relates: 333-64879
              (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                         Name of Each Exchange on Which
      to be so Registered                         Each Class is to be Registered
      -------------------                         ------------------------------

SATURNS Aon Capital Security Backed Series            New York Stock Exchange
     2003-3 Class A Callable Units


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-9, S-10 through S-12 and S-13 through S-16, respectively, of the Registrant's related Prospectus Supplement, dated February 24, 2003, which information is incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2.    Exhibits.

             None.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 25, 2003

                            MS STRUCTURED ASSET CORP.
                            (Registrant)


                            By: /s/ John Kehoe
                                -------------------------------------------
                                Name:  John Kehoe
                                Title: Vice President